EXHIBIT 8.02

LOAN AGREEMENT

This LOAN AGREEMENT (the “Agreement”) is dated as of February __, 2017 (the “Effective Date”), by and between FUTURE WORLD GROUP, INC. (the “Borrower”) and SKY ROVER HOLDINGS, LTD. (the “Lender”).

WHEREAS, Lender desires to loan to Borrower, and the Borrower desires to borrow from Lender, upon the terms and subject to the conditions contained herein and in each Promissory Note, a total of up to Twenty Million United States Dollars ($20,000,000), with each separate loan to be in the form attached hereto as Exhibit A (the “Note”), subject to the terms and provisions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1.

Issuance of Note(s).   Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, the sum of up to $20,000,000, in such tranches, and at such times and on such other terms and conditions, as evidenced each time by a promissory Note, as more specifically set forth herein, and as set forth in the terms of the Note, the form of which is attached as Exhibit A.  If and as the Borrower intends to borrow from the Lender, the Borrower will make such request to the Lender; and, provided that Borrower and Lender agree to the terms of each tranche, and the Borrower signs a Note evidencing the agreed-upon terms of such tranche, the Lender shall loan the agreed-upon funds in accordance with the agreed-upon terms for such tranche.

2.

Representations and Warranties of the Undersigned Lender.

The undersigned Lender hereby represents and warrants to the Borrower as follows:

(a)

The Lender (i) is over the age of 21, if an individual; (ii) has adequate means of providing for the Lender's current needs and possible contingencies, and  has no need for liquidity of the Lender's investment in the Borrower; (iii) can bear the economic risk of losing the Lender's entire investment therein; (iv) has such knowledge and experience in business and financial matters,, that the Lender is capable of evaluating the relative risks and merits of this investment; and (v) understands the speculative nature and uncertainty of the Borrower's business.

(b)

The Lender acknowledges that the securities offered herein have not been and are not being registered under the Securities Act of 1933 (the “Act”), and that the stock certificate received by the Lender, if and when the Note is converted into common shares, will bear a legend indicating that transfer of these securities is restricted by reason of the fact that the said securities have not been so registered.

(c)

The Lender represents that these Securities are being acquired for his, her or its own account, for investment purposes only and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of such Securities (or underlying securities) for any particular event or circumstances, except for selling, transferring or disposing of said Securities in full compliance with all applicable provisions of the Act and the Securities Exchange Act of 1934, and the Rules and Regulations promulgated by the Securities and Exchange Commission thereunder.  The Lender further understands and agrees that such Securities may be sold only if they are subsequently registered under the Act or an exemption from such registration is available, and that any routine sales of securities made in reliance upon Rule 144 may be made only after the holding period specified in that Rule, and only in the amounts set forth in and pursuant to the other terms and conditions of that Rule.  The Lender understands that a stop order will be placed on the book and records of the transfer agent regarding the Securities.

(d)

The address set forth below is the Lender's (if an individual) true and correct residence, and the Lender has no present intention of becoming a resident of any other state or jurisdiction prior to the date on which payment in full for the Securities will be made.  If the Lender is a partnership, corporation or other entity, such address is such entity's principal place of business.

(e)

The Lender's execution and delivery of this Agreement has been duly authorized by all necessary legal action.  If the Lender is a corporation or partnership, the Lender is a duly organized and validly existing legal entity under the laws of its state of organization.

(f)

The Lender has reviewed this Note Agreement.

(g)

The Lender is an "ACCREDITED INVESTOR” as that term is defined in the SEC’s Rules and Regulations, by reason, among other things, that its sole shareholder, Mr. Lei Pei, is an Executive Officer and a Director of the Borrower.

(h)

The Lender has been afforded the opportunity to ask questions of and receive answers from the Borrower concerning the terms and conditions of the offering and the business of the Borrower, and to obtain any additional information which the Borrower possesses or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information contained herein; the Lender desires no more information;

(i)

There are substantial restrictions on the transferability of the Securities.  Each of the certificates representing shares acquired by the Lender upon conversion of each Note will bear in substance the following legend:

"These securities have not been registered under the Securities Act of 1933, as amended.  They may not be sold or transferred in the absence of an effective Registration Statement under that Act without an opinion of counsel satisfactory to the Borrower that such Registration is not required."

(j)

The Lender will not transfer or assign this Note Agreement, or any interest of the Lender herein, and the assignment and transferability of the Securities acquired pursuant hereto shall be made only in accordance with the provisions of this Agreement, the Act and Regulations thereunder and applicable state securities laws.

(k)

The foregoing representations and warranties are true and accurate as of the date hereof and shall be true and accurate as of the date upon which the Borrower signs this Note Agreement (the "Closing Date").  If, in any respect, such representations and warranties shall not be true and accurate prior to the Closing Date, the Lender shall give written notice of such fact to the Borrower, specifying which representations and warranties are not true and accurate and the reasons therefor, if any.

3.

Validity of Shares.

The Borrower represents and warrants to the Lender that upon the issuance of the Borrower’s common shares upon conversion of each Note, the shares will be duly authorized, validly issued and fully paid, and the Lender will receive good and valid title to such shares free and clear of any pledges, security interests, liens, charges or encumbrance of any kind (other than the restrictions on transfer set forth in this Note Agreement or under applicable securities laws).

4.

Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Lender:	SKY ROVER HOLDINGS, LTD.
Attn: Lei Pei, CEO
301 South Brea Canyon Road
Walnut, CA 91789

If to the Borrower:	Future World Group, Inc.
5812 Temple City Blvd, #317
Temple City, CA 91780
Attention: Lester Pei, CEO

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

5.

Entire Agreement. This Agreement and each Note, when signed, (i) are valid, binding and enforceable against the Borrower and Lender and their respective legal representatives, successors and permitted assigns in accordance with its provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties; and (iii) are the final expression of the intentions of the Borrower and Lender. No promises, either expressed or implied, exist between the Borrower and Lender, unless contained herein or in each Note, which is incorporated herein by this reference.  No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of each Note, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only for the specific purpose for which given.

6.

WAIVER OF JURY TRIAL.  LENDER AND THE BORROWER AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY OF THE OBLIGATIONS HEREUNDER, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH LENDER AND THE BORROWER ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER MAKING THE LOAN.

7.

MANDATORY FORUM SELECTION. TO INDUCE LENDER TO MAKE THE NOTE, THE BORROWER IRREVOCABLY AGREES THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER TRANSACTION DOCUMENT

(WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN CARSON CITY, NEVADA. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH NEVADA LAW. EACH PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE BORROWER AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

8.

Assignability. Lender may at any time assign Lender’s rights in this Agreement and the Note, or any part thereof.  The Borrower may not sell or assign this Agreement or any of the Notes, or any portion thereof, either voluntarily or by operation of law, nor delegate any of its duties of obligations hereunder or thereunder, without the prior written consent of Lender, which consent may be withheld or conditioned in Lender’s sole and absolute discretion.

9.

Governing Law.  This Agreement and each Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

10.

Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

11.

Survival of Borrower’s Representations. All covenants, agreements, representations and warranties made by the Borrower herein shall, notwithstanding any investigation by Lender, be deemed material and relied upon by Lender and shall survive the making and execution of this Agreement and each Note, and shall be deemed to be continuing representations and warranties until such time as the Borrower has fulfilled all of its obligations to Lender hereunder and each Note, and Lender has been indefeasibly paid in full.

12.

Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement.

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be executed as of the date and year set forth above.

BORROWER:

FUTURE WORLD GROUP, INC.

By:  ________________________________

Name: Lester Pei

Title: CEO

LENDER:

SKY ROVER HOLDINGS, LTD.

By: _________________________________

Name: Lester Pei

Title: CEO

EXHIBIT “A”

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES, UNLESS OTHERWISE PROHIBITED BY FEDERAL OR STATE SECURITIES LAWS.

Original Issue Date: _____________, 20__.

$__________.00

FORM OF ORIGINAL ISSUE

 CONVERTIBLE PROMISSORY NOTE

THIS UNSECURED CONVERTIBLE PROMISSORY NOTE is a duly authorized and validly issued Unsecured Convertible Promissory Note (this “Note”) of FUTURE WORLD GROUP, INC., a Nevada corporation, (the “Company”), having its principal place of business at 301 South Brea Canyon Road Walnut CA 91789.

FOR VALUE RECEIVED, the Company promises to pay to SKY ROVER HOLDINGS, LTD., or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the maximum principal sum of _______________ Dollars ($__________.00), or such lesser amount as shall have been funded hereunder, on the third year anniversary of the above-referenced Original Issue Date of funding (the “Maturity Date”), or such earlier date as this Note is required or permitted to be repaid or converted as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof.  This Note is issued pursuant to the terms of the Note Agreement by and between the Company, and the Holder, dated as of February __, 2017 (the “Note Agreement”).

This Note is subject to the following additional provisions:

Section 1.

Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Note, capitalized terms not otherwise defined herein shall have the meanings set forth in the Note Agreement, the terms of which are incorporated by reference herein.

Section 2.

Interest; Prepayment.

a)

Payment of Interest. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of ____ (__%) percent per annum, subject to the terms hereof. At the option of the Company, the interest may be paid by issuing restricted shares of common stock to the Holder, at the same conversion price per share, i.e. $___ per share as may be adjusted pursuant to Section 4(b) herein.  Interest shall be calculated on the basis of a

360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date set forth above, until payment in full of the outstanding principal, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made.  Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”). All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of ___% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full.

b)

Prepayment.  At any time upon five (5) days written notice to the Holder, the Company may prepay any portion of the principal amount of this Note and any accrued and unpaid interest.  The Holder may continue to convert the Note from the date notice of the prepayment is given until the date of the prepayment.

Section 3.

Registration of Transfers and Exchanges.

This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.  No service charge will be payable for such registration of transfer or exchange.  This Note has been issued subject to certain investment representations of the original Holder set forth in the Subscription Agreement and may be transferred or exchanged only in compliance with the Subscription Agreement and applicable federal and state securities laws and regulations.  Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.

Conversion.

a)

Voluntary Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder (the “Conversion Shares”), subject to mechanics of conversion and adjustment provisions set forth herein.  The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder.  No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required.  To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion.  The Holder and the Company shall maintain a Note Schedule showing the principal amount(s) converted and the date of such conversion(s), a copy of which shall be certified by the Company and promptly provided to Holder after each amendment thereto.  The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face of this Note.

b)

Conversion Price.  Prior to the Maturity Date with respect to any funded amount, the conversion price in effect on any Conversion Date shall be equal to $____ per share of common stock, subject to adjustment herein (the “Conversion Price”). All such determinations will be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such measuring period.   Notwithstanding anything herein to the contrary, at any time after the occurrence of any Event of Default the Holder may, at such Holder’s option and otherwise in accordance with the provisions for conversion herein, convert all or any part of this Note into the number of shares of Common Stock that is a majority of the then issued and outstanding shares of Common Stock of the Company.  Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief and/or remedies under the guarantee and pledge of securities pursuant to the Subscription Agreement.  The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

Section 5.

Events of Default.

a)

“Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.

any default in the payment of (A) the principal amount of the Note, or (B) interest, liquidated damages and other amounts owed by a Holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or a Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within three Business Days;

ii.

the Company shall fail to observe or perform any other covenant or agreement contained in this Note  (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (xi) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) five Business Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) ten Business Days after the Company has become or should have become aware of such failure;

iii.

any representation or warranty made in this Note, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

iv.

the Company shall be subject to a bankruptcy or similar insolvency;

v.

if the Company shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute of any other jurisdiction or foreign country, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing; or

vi.

the Company shall fail to maintain sufficient reserved shares pursuant to enable it to issue shares to the Holder upon conversion.

b)

Remedies Upon Event of Default. If an Event of Default of the Company occurs, then the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election by notice in writing to Company, immediately due and payable in cash at the Mandatory Default Amount.  After the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of __% per month (___% per annum) or the maximum rate permitted under applicable law.  Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company.  In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 5(b).  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 6.

Miscellaneous.

a)

Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth in the Subscription Agreement or such other facsimile number or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 6(a).  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder as set forth in the Purchase Agreement, or as appearing on the books of the Company, or such other facsimile number or address as the Holder may specify for such purposes by notice to the Company delivered in accordance with this Section 6(a).  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 12:00 p.m. (Nevada City time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 12:00 p.m. (Nevada City time) on any Trading Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)

Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct debt obligation of the Company.

c)

Lost or Mutilated Note.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d)

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in Carson City, State of Nevada (the “Nevada Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Nevada Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Nevada Courts, or such Nevada Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e)

Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion.  Any waiver by the Company or the Holder must be in writing.

f)

Severability.  If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g)

Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the Subscription Agreement at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

h)

Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

FUTURE WORLD GROUP, INC.
By: ________________________________________ Name: Lester Pei, Title: CEO

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Unsecured Convertible Promissory Note of Future World Group, Inc., a Nevada corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below.  If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws, if applicable, in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion: _______________, 20__

Principal Amount of Note to be Converted: $________________

Payment of Interest in Common Stock: __ yes  __ no ___

If yes, $_______ of Interest Accrued on Account of Conversion.

Conversion Price per Share: $_________

Number of shares of Common Stock to be issued: _______________

Signature: ______________________________

Name: _________________________________